EXHIBIT 4.1

                                                                  EXECUTION COPY

                               SUNBEAM CORPORATION


                      WARRANT FOR THE PURCHASE OF SHARES OF
                       COMMON STOCK OF SUNBEAM CORPORATION

                           ISSUE DATE: AUGUST 24, 1998

WARRANT NO. W-1                                        23,000,000 WARRANT SHARES

           THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASEABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

      FOR VALUE RECEIVED, SUNBEAM CORPORATION, a Delaware corporation (the "Company"), hereby certifies that Coleman (Parent) Holdings Inc., its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, a number of the fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), equal to the Warrant Share Amount (as hereinafter defined) at a purchase price per share equal to the Exercise Price (as hereinafter defined).

       SECTION 1. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

      "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

      "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company.

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      "CLOSING PRICE" on any day means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the Closing Price on such day as reported on the NYSE Composite Transactions Tape; (2) if shares of Common Stock then are not listed and traded on the NYSE, the Closing Price on such day as reported by the principal national securities exchange on which the shares of Common Stock are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of The National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and the lowest reported asked price on such day as reported by NASDAQ.

      "COMMON SHARE EQUIVALENT" means, with respect to any security of the Company and as of a given date, a number which is, (i) in the case of a share of Common Stock, one, (ii) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security), and (iii) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

      "COMMON STOCK" shall have the meaning set forth in the first paragraph hereof.

      "COMPANY" shall have the meaning set forth in the first paragraph hereof.

      "CONVERTIBLE SECURITIES" shall have the meaning set forth in Section
7(d).

      "DETERMINATION DATE" shall have the meaning set forth in Section 7(f).

      "EXERCISE PRICE" means a price per Warrant Share equal to $7.00.

      "EXPIRATION DATE" means 5:00 p.m. New York City time on August 23, 2003.

      "FAIR MARKET VALUE" as at any date of determination means, as to shares of the Common Stock, if the Common Stock is publicly traded at such time, the average of the daily Closing Prices of a share of Common Stock for the ten (10) consecutive trading days ending on the most recent trading day prior to the date of determination. If the shares of Common Stock are not publicly traded at such time, and as to all things other than the Common Stock, Fair Market Value shall be determined in good faith by an independent nationally recognized investment banking firm selected by the Company and acceptable to a majority of the Holders and which shall have no other substantial relationship with the Company.

      "HOLDER" shall have the meaning set forth in the first paragraph hereof.

      "OPTIONS" shall have the meaning set forth in Section 7(d).

      "PERSON" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "WARRANT SHARE AMOUNT" means 23,000,000 (Twenty Three Million) shares of Common Stock as such number may be adjusted pursuant to Sections 7 and 8.

      "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

       SECTION 2. EXERCISE OF WARRANT. (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall deliver to the Company this Warrant, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the number of Warrant Shares equal to the Warrant Share Amount (or, in the case of a partial exercise of this Warrant, a ratable number of such shares), notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.


       (b) At the option of the Holder, the Exercise Price may be paid in cash (including by wire transfer of immediately available funds) or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. At the option of the Holder, the Exercise Price may in the alternative be paid in whole or in part by reducing the number of shares of Common Stock issuable to the Holder by a number of shares of Common Stock that have a Fair Market Value equal to the Exercise Price which otherwise would have been paid (so that the net number of shares of Common Stock issued in respect of such exercise shall equal the number of shares of Common Stock that would have been issuable had the Exercise Price been paid entirely in cash, less a number of shares of Common Stock with a Fair Market Value equal to the portion of the Exercise Price paid in kind); provided that this option shall be available only with respect to the exercise of this Warrant with respect to not more than one-half of the total number of Warrant Shares. The Company shall pay any and all documentary, or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the issue or delivery of Warrants or Warrant Shares (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such transfer tax or has established, to the satisfaction of the Company, that such transfer tax has been paid.

       (c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of

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Warrant Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to Section 6 as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same.

       (d) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall, subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5, subject to any required withholding.

       SECTION 3. RESTRICTIVE LEGEND. Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant.

       SECTION 4. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. The Company hereby represents and agrees that all such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive or similar rights, except to the extent imposed by or as a result of the status, act or omission of, the Holder.

       SECTION 5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value thereof; provided, however, that, in the event that the Company combines or reclassifies the outstanding shares of its Common Stock into a smaller number of shares, it shall be required to issue fractional shares to the Holder if the Holder exercises all or any part of its Warrants, unless the Holder has consented in writing to such reduction and provided the Company with a written waiver of its right to receive fractional shares in accordance with this Section 5.

       SECTION 6. TRANSFER, EXCHANGE OR ASSIGNMENT OF WARRANT. (a) Each taker and holder of this Warrant by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

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       (b) Subject to the requirements of state and federal securities laws, the
Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached
Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

       (c) Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification or security reasonably required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

       (d) The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

       SECTION 7. ANTI-DILUTION PROVISIONS. So long as any Warrants are outstanding, the Warrant Share Amount shall be subject to change or adjustment as follows:

       (a) Common Stock Dividends, Subdivisions, Combinations. In case the Company shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide or split the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine the outstanding shares of its Common Stock into a smaller number of shares (which shall not in any event be done without the express written approval of Holders of a majority of the outstanding Warrants), then in each such case the Warrant Share Amount shall be adjusted to equal the number of such shares to which the holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 7(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

       (b) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation or otherwise), or in the event of any similar transaction, this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock or other transaction, as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made for the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. An ad-

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justment made pursuant to this Section 7(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

       (c) Distributions of Assets or Securities Other than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of its capital stock (other than Common Stock), or other debt or equity securities or evidences of indebtedness of the Company, or options, rights or warrants to purchase any of such securities, cash or other assets, then in each such case the Warrant Share Amount shall be adjusted by multiplying the Warrant Share Amount immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share less the Fair Market Value of the portion of the securities, cash, other assets or evidences of indebtedness so distributed applicable to one share of Common Stock. An adjustment made pursuant to this Section 7(c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

       (d) Below Market Issuances of Common Stock and Convertible Securities. In case the Company shall issue Common Stock (or options, rights or warrants to purchase shares of Common Stock (collectively, "Options") or other securities convertible into or exchangeable or exercisable for shares of Common Stock (such other securities, collectively, "Convertible Securities")) at a price per share (or having an effective exercise, exchange or conversion price per share together with the purchase price thereof) less than the Fair Market Value per share of Common Stock on the date such Common Stock (or Options or Convertible Securities), is sold or issued (provided that no sale of securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such Common Stock (or Options or Convertible Securities) by a fraction, the numerator of which shall be (x) the sum of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the number of additional Common Share Equivalents represented by all securities so issued multiplied by (y) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance and (B) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (y) the aggregate consideration received by the Company for the total number of securities so issued plus, (z) in the case of Options or Convertible Securities, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities; provided that no adjustment shall be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock option or other employee benefit plans in effect on the date hereof, or approved by the Board of Directors of the Company after the date hereof. Notwithstanding anything herein to the contrary,
(1) no further adjustment to the Warrant Share Amount shall be made upon the issuance or sale of Common Stock pursuant to (x) the exercise of any Options or
(y) the conversion or exchange of any Convertible Securities, if in each case the adjustment in the Warrant Share Amount was made as required hereby upon the issuance or sale of such Options or Convertible Securities or no adjustment was required hereby at the time such

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Option or Convertible Security was issued, and (2) no adjustment to the Warrant
Share Amount shall be made upon the issuance or sale of Common Stock upon the exercise of any Options existing on the original issue date hereof, without regard to the exercise price thereof. Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the issuance or sale of Common Stock, Options, or Convertible Securities in a bona fide arm's-length transaction to any Person or group that, at the time of such issuance or sale, is not an Affiliate of the Company (including any possible issuance of Common Stock, Options, or Convertible Securities to the public stockholders of The Coleman Company, Inc. ("Coleman") in connection with the acquisition of their shares of Coleman common stock pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "Coleman Merger Agreement"), by and among Sunbeam, Camper Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sunbeam, and Coleman, or otherwise). An adjustment made pursuant to this Section 7(d) shall become effective immediately after such Common Stock, Options or Convertible Securities are sold.

       (e) Below Market Distributions or Issuances of Preferred Stock or Other Securities. In case the Company shall issue non-convertible and non-exchangeable preferred stock (or other debt or equity securities or evidences of indebtedness of the Company (other than Common Stock or Options or Convertible Securities) or options, rights or warrants to purchase any of such securities) at a price per share (or other similar unit) less than the Fair Market Value per share (or other similar unit) of such preferred stock (or other security) on the date such preferred stock (or other security) is sold (provided that no sale of preferred stock or other security pursuant to an underwritten public offering shall be deemed to be for less than its fair market value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such preferred stock (or other security) by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (B) the Fair Market Value of a share of the Common Stock immediately prior to the date of such issuance minus (y) the difference between
(1) the aggregate Fair Market Value of such preferred stock (or other security) and (2) the aggregate consideration received by the Company for such preferred stock (or other security). Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the issuance or sale of preferred stock (or other securities of the Company other than common Stock or Options or Convertible Securities) in a bona fide arm's-length transaction to any Person or group that, at the time of such issuance or sale, is not an Affiliate of the Company (including any possible issuance of preferred stock (or other securities of the Company other than common Stock or Options or Convertible Securities) to the public stockholders of Coleman in connection with the acquisition of their shares of Coleman common stock pursuant to the Coleman Merger Agreement, or otherwise). An adjustment made pursuant to this Section 7(e) shall become effective immediately after such preferred stock (or other security) is sold.

       (f) Above Market Repurchases of Common Stock. If at any time or from time to time the Company or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares

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of Common Stock of the Company (or any Options or Convertible Securities) at a
purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase, or (iii) the public announcement of either (such date being referred to as the "Determination Date"), the Warrant Share Amount shall be determined by multiplying the Warrant Share Amount immediately prior to such Determination Date by a fraction, the numerator of which shall be the product of (1) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date minus the number of Common Share Equivalents represented by the securities repurchased or to be purchased by the Company or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of (1) the aggregate consideration paid by the Company in connection with such repurchase and (2) in the case of Options or Convertible Securities, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities. Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the repurchase, by self-tender offer or otherwise, of Common Stock (or any Options or Convertible Security) in a bona fide arm's-length transaction from any Person or group that, at the time of such repurchase, is not an Affiliate of the Company.

       (g) Above Market Repurchases of Preferred Stock or Other Securities. If at any time or from time to time the Company or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of non-convertible and non-exchangeable preferred stock (or other debt or equity securities or evidences of indebtedness of the Company (other than Common Stock or Options or Convertible Securities) or options, rights or warrants to purchase any of such securities), at a purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the Determination Date, the Warrant Share Amount shall be determined by multiplying the Warrant Share Amount immediately prior to the Determination Date by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (ii) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the difference between (1) the aggregate consideration paid by the Company in connection with such repurchase and (2) the aggregate Fair Market Value of such preferred stock (or other security). Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the repurchase, by self-tender offer or otherwise, of non-convertible and non-exchangeable preferred stock (or other securities of the Company other than Common Stock or Options or Convertible Securities) in a bona fide arm's-length transaction from any Person or group that, at the time of such repurchase, is not an Affiliate of the Company.

       (h) Readjustment of Warrant Share Amount. If (i) the purchase price provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any

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Convertible Securities or the rate at which any Convertible Securities, in each case as referred to in paragraphs (b) and (f) above, are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 7), or (ii) any of such Options or Convertible Securities shall have irrevocably terminated, lapsed or expired, the Warrant Share Amount then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Warrant Share Amount which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (h)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (h)).

       (i) Exercise Price Adjustment. Upon each adjustment of the Warrant Share Amount pursuant to this Section 7, the Exercise Price of each Warrant outstanding immediately prior to such adjustment shall thereafter be equal to an adjusted Exercise Price per Share determined (to the nearest cent) by multiplying the Exercise Price for the Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Share Amount in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Share Amount in effect immediately after such adjustment.

       (j) Consideration. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received in respect thereof shall be deemed to be the amount received by the Company therefor, before deduction therefrom of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, before deduction of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

       (k) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. Without limiting the generality of the foregoing, the

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Company will not increase the par value of any shares of Common Stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise.

       (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Amount pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to Holder a like certificate setting forth (1) such adjustments and readjustments and (2) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

       (m) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 7, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holders are entitled to receive upon exercise thereof.

       (n) Notice of Adjustment. Upon the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted number of Warrant Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any Holder of a Warrant executed and delivered pursuant to Section 6(b) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder or any such holder.

       (o) Payments in Lieu of Adjustment. The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to Section 7(c) otherwise required thereof, on (but not prior to) the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this Section 7(o) by delivering to the Company a written notice of such exercise simultaneously with its notice of exercise of this Warrant.

       SECTION 8. CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 8 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

       SECTION 9. WARRANT AGENT. At the written request of the Holders of a majority of the outstanding Warrants, the Company shall as soon as is reasonably practicable:

          (i) appoint a warrant agent to act as agent for the Company in connection with the issuance, transfer and exchange of the Warrants and shall enter into an agreement with such warrant agent reflecting the terms and conditions of such appointment, which terms and conditions shall be customary for such appointments, and such other matters as are customarily included in such agreements so as to facilitate the transfer and registration of the Warrants; and

          (ii) use its reasonable best efforts to cause the Warrants to be eligible to be publicly traded, including, without limitation, amending this Warrant to provide terms and conditions necessary and appropriate for the Warrants to be publicly traded.

       SECTION 10. NOTICES. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or to the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

            If to the Company:      Sunbeam Corporation
                                    1615 South Congress Avenue, Suite 200
                                    Delray Beach, Florida  33445
                                    Attention:  Corporate Secretary
                                    Facsimile:  (561) 243-2191

               with copies to:      Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Blaine V. Fogg, Esq.
                                    Facsimile:  (212) 735-3597
                       and to:      Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  Stephen E. Jacobs, Esq.
                                    Facsimile:  (212) 310-8007

             If to the Holder:      Coleman (Parent) Holdings Inc.
                                    c/o MacAndrews & Forbes Holdings Inc.
                                    35 East 62nd Street
                                    New York, New York  10021
                                    Attention:  Barry F. Schwartz, Esq.
                                    Facsimile:  (212) 572-5056

               with copies to:      Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York  10019
                                    Attention: Adam O. Emmerich, Esq.
                                    Facsimile:  (212) 403-2000

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy, or (ii) if given by any other means, when received at the address specified herein.

       SECTION 11. RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

       SECTION 12. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

       SECTION 13. AMENDMENTS; WAIVERS. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 14. Interpretation. When a reference is made in this Warrant to a Section such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

                                    SUNBEAM CORPORATION

                                       By: /s/ Karen Clark
                                          -------------------
                                      Name: Karen Clark
                                     Title: VP-Finance

ATTEST:

By: /s/ Janet G. Kelley
     Name: Janet G. Kelley
     Title: Vice President &
            General Counsel

ACKNOWLEDGED AND AGREED:

COLEMAN (PARENT) HOLDINGS INC.

By: /s/ Glenn P. Dickes
     Name: Glenn P. Dickes
     Title: Vice President

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                 after delivery of the Warrant Exercise Notice)

To:   Sunbeam Corporation

      The undersigned irrevocably exercises the Warrant for the purchase of __________ shares (the "Shares") of Common Stock, par value $.01 per share, of Sunbeam Corporation (the "Company") ("Common Stock") at an exercise price of $_______ per Share and herewith makes payment of $__________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check or by the reduction of the number of shares of Common Stock that otherwise would be issued upon this exercise by the number of shares of Common Stock that have a value equal to such exercise price), all on the terms and conditions specified in this Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: _______ __, ____.

                                 --------------------------------------
                                 (Name - Please Print)

                                 --------------------------------------
                                 (Signature of Owner)

                                 --------------------------------------
                                 (Street Address)

                                 --------------------------------------
                                 (City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                             WARRANT ASSIGNMENT FORM

                                                    Dated ___________ __, ____

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ______________________________________________ (the "Assignee"),
        (please type or print in block letters)

------------------------------------------------------------------------------
                                (insert address)
its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

         Signature:
                    -----------------------------------------